Exhibit 99.1

Absci Reports Second Quarter 2021 Financial and Operating Results
VANCOUVER, Wash. September 7, 2021 – Absci Corporation (Nasdaq: ABSI), the drug and target discovery company harnessing deep learning and synthetic biology to expand the therapeutic potential of proteins, today reported financial and operating results for the quarter ended June 30, 2021.
“This has been a momentous year for Absci,” said Sean McClain, founder and CEO. “We kicked off 2021 with our acquisition of Denovium, which formalized our identity as an AI-powered synthetic biology company focused on biopharmaceutical protein design and production technology. We’ve also grown the business substantially since January, more than doubling our team of 'unlimiters', signing partnership agreements, advancing programs with current partners, enhancing our technology platform, building and moving into a new campus, and acquiring Totient.”
“Along the way, we’ve shared our progress and vision with investors, and with their support we completed two financing rounds since January, including our IPO in July. I could not be more proud of what we have accomplished, or more excited about what lies ahead as we pursue our vision of changing the world, one protein at a time.”
Second Quarter 2021 and Recent Highlights
•Completed initial public offering raising net proceeds of approximately $210 million.
•Announced acquisition of Totient, expanding the Integrated Drug Creation™ Platform to include antibody and target discovery technology.
•Hired over 100 new employees since year-end 2020, and strengthened executive leadership team with additions of Nikhil Goel as Chief Business Officer and Sarah Korman, PhD, JD, as General Counsel.
•Built out and relocated to new state-of-the-art 77,000 square foot campus in Vancouver, Washington.
•Entered into a global technology development and license agreement with PhaseBio [Nasdaq: PHAS] to advance a successful ongoing Active Program for creation of a customized cell line to enable high-yield commercial production of a PhaseBio clinical candidate. The agreement entitles Absci to contingent milestone payments and royalties on sales upon PhaseBio's exercise of its option for an exclusive license to the producing cell line developed by Absci.
•Signed a global technology development and license agreement with Alpha Cancer Technologies Inc. The agreement extends the existing technology development partnership and entitles Absci to contingent milestone payments and royalties on net sales of products comprising recombinant human alpha-fetoprotein manufactured using the producing cell line developed by Absci.

Exhibit 99.1
Second Quarter 2021 Financial Results
Revenue was $0.7 million for the three months ended June 30, 2021 compared to $0.6 million for the three months ended June 30, 2020
Research and development expenses were $11.0 million for the second quarter of 2021, as compared to $2.3 million for the corresponding prior year period. This increase was primarily driven by additional investments in platform expansion, including data initiatives and AI capabilities.
Selling, general, and administrative expenses were $5.2 million for the second quarter of 2021, as compared to $0.9 million for the corresponding prior period. This increase was due to personnel-related costs and professional services, including approximately $0.9 million of transaction related expenses related to the Totient acquisition.
Net loss was $41.2 million for the second quarter of 2021, as compared to $3.0 million for the corresponding prior year period, which includes a non-cash charge of $28.1 million related to the revaluation of convertible notes and preferred stock warrants.
Cash and cash equivalents were $99.5 million as of June 30, 2021. Subsequent to the end of the quarter, on July 26, 2021, Absci completed its initial public offering, raising approximately $210 million of net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses.
About Absci
Absci is the drug and target discovery company harnessing deep learning and synthetic biology to expand the therapeutic potential of proteins. We built our Integrated Drug Creation™ Platform to identify novel drug targets, discover optimal biotherapeutic candidates, and generate the cell lines to manufacture them in a single efficient process. Biotech and pharma innovators partner with us to create the next generation of protein-based drugs, including those that may be impossible to make with other technologies. Our goal is to enable the development of better medicines by Translating Ideas into Drugs™. For more information visit www.absci.com.

Exhibit 99.1
Forward-Looking Statements
Certain statements in this press release that are not historical facts are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” "pursues," “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “expects,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding operating plans, development and partnership efforts, and our ability to receive milestone payments and royalties, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to our partners' ability to develop and commercialize product candidates generated using our platform and our ability to secure milestone payments and royalties; along with those risks set forth in our Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on September 7, 2021, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Investor Contact:
investors@absci.com
Media Contact:
press@absci.com

Exhibit 99.1
Absci Corporation
Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(In thousands, except for share and per share data)	2021	2020	2021	2020
Revenues
Technology development revenue	$592	$517	$1,532	$1,042
Collaboration revenue	136	47	259	94
Total revenues	728	564	1,791	1,136
Operating expenses
Research and development	11,040	2,252	18,090	4,159
Selling, general and administrative	5,179	861	9,864	1,832
Depreciation and amortization	1,201	265	1,677	449
Total operating expenses	17,420	3,378	29,631	6,440
Operating loss	(16,692)	(2,814)	(27,840)	(5,304)
Other income (expense)
Interest expense	(2,009)	(189)	(2,464)	(287)
Other income (expense), net	(28,114)	(5)	(27,950)	(75)
Total other expense, net	(30,123)	(194)	(30,414)	(362)
Loss before income taxes	(46,815)	(3,008)	(58,254)	(5,666)
Income tax benefit	5,617	—	6,094	—
Net loss	(41,198)	(3,008)	(52,160)	(5,666)
Adjustment of redeemable preferred units and stock	—	(13,967)	—	(25,121)
Cumulative undeclared preferred stock dividends	(1,047)	—	(2,042)	—
Net loss applicable to common stockholders and unitholders	$(42,245)	$(16,975)	$(54,202)	$(30,787)

Net loss per share attributable to common stockholders and unitholders: Basic and diluted	$(2.39)	$(1.12)	$(3.13)	$(2.02)

Weighted-average common shares and units outstanding: Basic and diluted	17,641,147	15,215,747	17,312,437	15,215,747

Exhibit 99.1
Absci Corporation
Condensed Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
(In thousands, except for share and per share data)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$99,450	$69,867
Restricted cash	10,501	—
Receivables under development arrangements	545	1,594
Prepaid expenses and other current assets	1,895	1,773
Total current assets	112,391	73,234
Operating lease right-of-use assets	7,638	4,476
Property and equipment, net	37,802	8,909
Intangibles, net	56,677	—
Goodwill	22,893	—
Restricted cash	16,846	1,841
Other assets	2,823	109
TOTAL ASSETS	$257,070	$88,569
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND OTHER STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$9,004	$2,116
Accrued expenses	14,000	1,569
Loans payable	—	632
Long-term debt, current	1,577	903
Operating lease obligations, current	1,419	770
Financing lease obligations, current	1,984	1,475
Deferred revenue, current	1,775	2,630
Total current liabilities	29,759	10,095
Convertible promissory notes	150,107	—
Long-term debt - net of current portion	3,352	4,141
Operating lease obligations - net of current portion	8,978	3,813
Finance lease obligations - net of current portion	3,203	2,766
Deferred tax, net	5,228	—
Deferred revenue	839	—
Other long-term liabilities	18,489	749
TOTAL LIABILITIES	219,955	21,564
Commitments (See Note 7)
Redeemable convertible preferred stock, $0.0001 par value	161,377	156,433
OTHER STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value	2	2
Additional paid-in capital	17,972	635
Accumulated deficit	(142,225)	(90,065)
Accumulated other comprehensive income (loss)	(11)	—
TOTAL OTHER STOCKHOLDERS' DEFICIT	(124,262)	(89,428)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND OTHER STOCKHOLDERS' DEFICIT	$257,070	$88,569